Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

The OLB Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock				$		$			$
Fees to be Paid	Equity	Preferred Stock				$		$			$
Fees to be Paid	Debt	Debt Securities (3)				$		$			$
Fees to be Paid	Other	Warrants (4)				$		$			$
Fees to be Paid	Other	Rights (5)				$		$			$
Fees to be Paid	Other	Units (6)				$		$			$
Fees to be Paid	Unallocated (Universal Shelf)		457(o)		(1)		$(2)		$75,000,000			$11,070
Fees Previously Paid						$		$			$
Carry Forward Securities
Carry Forward Securities						$		$								$
	Total Offering Amounts							$			$
	Total Fee Previously Paid										$
	Total Fee Offsets										$
	Net Fee Due										$

(1)	There are being registered hereunder such indeterminate amount of the securities of each identified class as may from time to time be offered hereunder by the Registrant at indeterminate prices which shall have an aggregate initial offering price not to exceed $75,000,000. The securities being registered hereunder also include such indeterminate amount of securities as may be issued upon exercise, settlement, exchange or conversion securities offered or sold hereunder, or pursuant to the anti-dilution provisions of any such securities. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $75,000,000, less the aggregate dollar amount of all securities previously issued hereunder.
(2)	The proposed maximum offering price per security for the primary offering will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)	Debt securities may be senior or subordinated, convertible or non-convertible and secured or unsecured.
(4)	Warrants may represent rights to purchase debt securities, common stock, preferred stock or other securities registered hereunder.
(5)	Subscription rights evidence rights to purchase any securities of the Registrant registered under this registration statement.
(6)	Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		-	-	-		-
Fee Offset Sources	-	-	-		-						-
Rules 457(p)
Fee Offset Claims	-	-	-	-		-	-	-	-	-
Fee Offset Sources	-	-	-		-						-

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
-	-	-	-	-	-	-